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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment
No. 1 to Registration Statement No. 333-68188 of Sierra Pacific Power Company on Form S-4 of our report dated February 23, 2001 (March 9, 2001 as to Note 20) appearing in the Annual Report on Form 10-K of Sierra Pacific Power Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Reno, Nevada
December 17, 2001